EXHIBIT 99.02
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

FIRST QUARTER 2006 RESULTS DATE NOTIFICATION
27 April 2006

Basingstoke, UK and Philadelphia, US – 11 April 2006 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) will announce first quarter 2006 earnings on Thursday 27 April 2006.

Results press release will be issued at:	12:00 GMT / 07:00 ET

Investor conference call time:	14:00 GMT / 09:00 ET

Live conference call for investors:

Matthew Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the live conference call for investors at 14:00 GMT/9:00 ET.

Please RSVP ssalah@uk.shire.com (T: +44 (0)1256 894 160) for this conference call.

The details of the live conference call are as follows:

UK dial in	0800 953 1444 (free call)

US / Canada dial in	US1 866 295 3947 (toll free)/ Canada: 1 866 476 5524

International dial in	+44 (0) 1452 561 394

Password/Conf ID	7860599

Live Webcast:

The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:

A replay of the presentation will be available for two weeks. Details are as follows:

UK dial in	0845 245 5205
International dial in	+44 (0) 1452 55 00 00
Pin code	7860599#
Webcast replay	www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44 (0) 1256 894160

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Heidi Wunder (North America)	+1 484 595 8970

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on central nervous system, gastrointestinal, general products and human genetic therapies - all being areas in which Shire has a commercial presence. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results. Shire’s strategy is to develop and market products for specialty physicians. Shire’s in-licensing and merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com